SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2018

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55831	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to the disclosure under Item 3.02 of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 3.02 of this report.

Item 3.02 Unregistered Sales of Equity Securities

Effective October 9, 2018, we completed the issuance to GS Capital Partners of a 10% convertible debenture in the principal amount of $600,000. The debenture was issued with an original issue discount of $50,000, resulting in our receipt of $550,000 of net proceeds. The debenture was issued pursuant to a securities purchase agreement, which allows for the issuance of additional debentures to one or more holders on substantially identical terms. GS Capital Partners, at its option on and after the six month anniversary of the date of issuance, may convert the unpaid principal balance of, and accrued interest on, the debentures into shares of common stock thereafter at a 40% discount from the average of the three lowest trading price during the 25 days prior to conversion. The debentures mature on October 5, 2019. We may redeem the debentures at redemption prices ranging from 112% to 137% during the first 180 days after issuance.

Any issuance of the shares upon conversion of the debentures will be exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933.

Affiliates of Jack W. Hanks and Bruce Lemons, our directors, have pledged their shares of Class B Common Stock (constituting 100% of the outstanding shares of Class B Common Stock and approximately 87.6% of the voting power of our equity securities) to the holders of the debentures to secure the repayment of the debentures by the Company.

Item 3.03 Material Modiﬁcation to Rights of Security Holders.

We previously reported that on September 14, 2018, we gave notice to FINRA that our board of directors had approved a 1 for 100 reverse split of our common stock, to be effective on October 19, 2018. Accordingly, and assuming approval from FINRA is received, each 100 shares of common stock outstanding as of October 19, 2018 will be converted into, and become a right to receive one share of common stock. No scrip or fractional certificates will be issued. In lieu of fractional shares, the Company will round up any fractional share to the next whole share of common stock. We anticipate that FINRA approval will be obtained and that the reverse split will become effective on October 19, 2018.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In anticipation of the receipt of FINRA approval for the proposed reverse split, we have filed with the Secretary of State of Nevada an amendment to our articles of incorporation that reflects the effectiveness of the reverse split as of October 19, 2018. A copy of such amendment is filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment to Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: October 12, 2018	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer

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